Exhibit 10.32

AMENDMENT OF

PURCHASE AND SALE CONTRACT

THIS AMENDMENT OF PURCHASE AND SALE CONTRACT (this “Amendment”) is entered into effective as of the 22nd day of March 2006, by and between CENTURY PROPERTIES FUND XIX, a California limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller"), and FF REALTY LLC, a Delaware limited liability company, having a principal address at 5510 Morehouse Drive, Suite 200, San Diego, California  92121 ("Purchaser").

RECITALS

A.

Seller and Purchaser entered into that certain Purchase and Sale Contract dated as of February 20th, 2006 (the “Contract”), regarding real property located in Maricopa County, Arizona and more particularly described in the Contract.

B.

Seller and Purchaser have agreed to modify the terms of the Contract as set forth in this Amendment.

C.

All capitalized terms not otherwise defined in this Amendment shall have the meanings ascribed to them in the Contract.

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Seller and Purchaser agree as follows:

AGREEMENTS

1.

Purchase Price Reduction.  For valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller hereby agrees to reduce the Purchase Price by the sum of $700,000.00 in consideration for Purchaser accepting the Property in its “AS-IS” condition, with all faults.  Consequently, Section 2.2 of the Contract is hereby modified and amended by deleting therefrom “$26,400,000.00” and inserting in lieu thereof “$25,700,000.00” such that for all purposes under the Contract, the Purchase Price is $25,700,000.00.

2.

Expiration of Feasibility Period.  Purchaser hereby acknowledges and agrees that the Feasibility Period has expired, and that all contingencies relating to the Feasibility Period, as more particularly set forth in Section 3.2, have been waived by Purchaser as of the date of this Amendment.  Additionally, Purchaser hereby acknowledges and agrees that all contingencies relating to Purchaser’s review of the Title Commitment and Survey, as more particularly set forth in Section 4.1, Section 4.2. and Section 4.3 of the Contract, have been waived by Purchaser as of the date of this Amendment; provided, however, Seller shall perform its obligations with respect to the items noted in paragraphs 4 through 8, inclusive, in that certain Response Notice dated March 16, 2006.

3.

Additional Deposit.  Prior to 5:00 p.m. (in the time zone in which Escrow Agent is located) on March 22nd, 2006, Purchaser shall deliver the Additional Deposit in the amount of $200,000.00 to Escrow Agent, which shall be held and disbursed by Escrow Agent pursuant to the terms of the Contract.

4.

Effectiveness of Contract.  Except as modified by this Amendment, all the terms of the Contract shall remain unchanged and in full force and effect.

5.

Counterparts.  This Amendment may be executed in multiple counterparts, and all such counterparts together shall be construed as one document.

6.

Telecopied Signatures.  A counterpart of this Amendment signed by one party to this Amendment and telecopied to another party to this Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party's execution of this Amendment.

[SIGNATURES COMMENCE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Seller and Purchaser have entered into this Amendment as of the date first above stated.

Seller:

CENTURY PROPERTIES FUND XIX,
a California limited partnership

By:

Fox Partners II,
a California general partnership,
its sole general partner

By:

Fox Capital Management Corporation,
a California corporation,
its managing partner

By:/s/Kris Vercauteren

Name: Kris Vercauteren
Title: Vice President

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]

Purchaser:

FF REALTY LLC, a Delaware limited liability company

By:

FF Properties, Inc., a Delaware corporation,
Its Manager

By:/s/Gregory R. Pinkalla

Its: Senior Vice President